Exhibit 5.1

KLX Energy Services Holdings, Inc.
1300 Corporate Center Way

Wellington, Florida

September 19, 2018

Ladies and Gentlemen:

We are acting as counsel to KLX Energy Services Holdings, Inc., a Delaware corporation (the Company), in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (as amended from time to time, the Registration Statement), under the Securities Act of 1933, as amended (the Securities Act), relating to shares of common stock (the Shares), par value $0.01 per share, of the Company, issuable pursuant to the KLX Energy Services Holdings, Inc. Long-Term Incentive Plan, the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan and the KLX Energy Services Holdings, Inc. Non-Employee Directors Stock and Deferred Compensation Plan (collectively, the Plans).  Capitalized terms not defined herein have the same meaning given to them in the Distribution Agreement, dated as of July 13, 2018 by and among KLX Inc., a Delaware corporation (KLX), the Company and KLX Energy Services LLC, a Delaware limited liability company and wholly-owned subsidiary of KLX (the Distribution Agreement).

This opinion is confined to the General Corporation Law of the State of Delaware, as currently in effect.  Accordingly, we express no opinion herein with regard to any other laws.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined the following documents and agreements:

(a)                                 the Amended and Restated Certificate of Incorporation of the Company in effect as of the date hereof;

(b)                                 the Amended and Restated Bylaws of the Company in effect as of the date hereof;

(c)                                  the resolutions of the board of directors of KLX, dated as of August 24, 2018;

(d)                                 the written consent of the sole director of the Company adopted on September 13, 2018;

(e)                                  the Certificate of Good Standing of the Company, dated as of September 17, 2018, issued by the Secretary of State of the State of Delaware;

(f)                                   the Registration Statement;

(g)                                  the Plans; and

(h)                                 the Distribution Agreement.

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company.  We have also assumed that he individual grants or awards under the Plans have been duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith).

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been authorized by the Company and, when the Shares are issued by the Company in accordance with the terms of the Plans and the applicable award agreements pursuant to which the awards related to the Shares are made, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP